                         Suburban Propane Partners, L.P.
                          Suburban Energy Finance Corp.

                          6.875% Senior Notes due 2013

                                   ----------

                   Exchange and Registration Rights Agreement

                                                                  March 31, 2005

Wachovia Capital Markets, LLC
Goldman, Sachs & Co.
ABN AMRO Incorporated
Calyon Securities (USA) Inc.
Citigroup Global Markets Inc.
NatCity Investments, Inc.

c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

          Suburban Propane Partners, L.P., a Delaware limited partnership (the
"Partnership") and Suburban Energy Finance Corp., a Delaware Corporation (the
"Finance Corp." and, together with the Partnership, the "Company"), propose to issue and sell to the Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) their 6.875% Senior Notes due 2013.
As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the
Company agrees with the Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

          Section 1. Certain Definitions. For purposes of this Exchange and
Registration Rights Agreement, the following terms shall have the following respective meanings:

          "Base Interest" shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

          "Blackout Periods" shall have the meaning assigned thereto in Section
     2(f) hereof.

          The term "broker-dealer" shall mean any broker or dealer registered with the Commission under the Exchange Act.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

          "Closing Date" shall mean the date on which the Securities are initially issued.

          "Commission" shall mean the United States Securities and Exchange
     Commission, or any other federal agency at the time administering the
     Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          "Effective Time," in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange
     Registration Statement effective or as of which the Exchange Registration
     Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf
     Registration Statement effective or as of which the Shelf Registration
     Statement otherwise becomes effective.

          "Electing Holder" shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

          "Exchange Offer" shall have the meaning assigned thereto in Section
     2(a) hereof.

          "Exchange Registration" shall have the meaning assigned thereto in
     Section 3(c) hereof.

          "Exchange Registration Statement" shall have the meaning assigned thereto in Section 2(a) hereof.

          "Exchange Securities" shall have the meaning assigned thereto in
     Section 2(a) hereof.

          The term "holder" shall mean each of the Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any
     Registrable Securities.

          "Indenture" shall mean the Indenture, dated as of December 23, 2003, between the Company and The Bank of New York, as Trustee, as the same shall be amended from time to time.

          "Liquidated Damages" shall have the meaning assigned thereto in
     Section 2(c).

          "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of
     Exhibit A hereto.

                                        2

          "Operating Partnership" means Suburban Propane, L.P., a Delaware limited partnership.

          The term "person" shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

          "Purchase Agreement" shall mean the Purchase Agreement, dated as of
     March 17, 2005, among the Purchasers, the Company and the Operating
     Partnership relating to the Securities.

          "Purchasers" shall mean the Purchasers named in Schedule I to the
     Purchase Agreement.

          "Registrable Securities" shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security when (i) in the circumstances contemplated by Section 2(a) hereof, the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in
     Section 2(a) hereof (provided that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a
     Registrable Security with respect to Sections 5, 6 and 9 until resale of such Registrable Security has been effected within the 120-day period referred to in Section 2(a)); (ii) in the circumstances contemplated by
     Section 2(b) hereof, a Shelf Registration Statement registering such
     Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf
     Registration Statement; (iii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; (iv)
     such Security is eligible to be sold pursuant to paragraph (k) of Rule 144
     (or any similar provision then in effect); or (v) such Security shall cease to be outstanding.

          "Registration Default" shall have the meaning assigned thereto in
     Section 2(c) hereof.

          "Registration Expenses" shall have the meaning assigned thereto in
     Section 4 hereof.

          "Resale Period" shall have the meaning assigned thereto in Section
     2(a) hereof.

          "Restricted Holder" shall mean (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder who acquires
     Exchange Securities outside the ordinary course of such holder's business,
     (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange
     Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an
     Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Company.

                                        3

          "Rule 144," "Rule 405" and "Rule 415" shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

          "Securities" shall mean, collectively, the 6.875% Senior Notes due
     2013 of the Company to be issued and sold to the Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

          "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

          "Shelf Registration" shall have the meaning assigned thereto in
     Section 2(b) hereof.

          "Shelf Registration Statement" shall have the meaning assigned thereto in Section 2(b) hereof.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

          Unless the context otherwise requires, any reference herein to a
"Section" or "clause" refers to a Section or clause, as the case may be, of this
Exchange and Registration Rights Agreement, and the words "herein," "hereof" and
"hereunder" and other words of similar import refer to this Exchange and
Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

          Section 2. Registration Under the Securities Act. (a) Except as set
forth in Section 2(b) below, the Company agrees to file under the Securities
Act, as soon as practicable, but no later than 90 days after the Closing Date, a registration statement relating to an offer to exchange (such registration statement, the "Exchange Registration Statement," and such offer, the "Exchange
Offer") any and all of the Securities for a like aggregate principal amount of debt securities issued by the Company, which debt securities will be substantially identical to the Securities (and will be entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the
Indenture and which has been qualified under the Trust Indenture Act), except that they will have been registered pursuant to an effective registration statement under the Securities Act and will not contain provisions for the
Liquidated Damages contemplated in Section 2(c) below (such new debt securities hereinafter called "Exchange Securities"). The Company agrees to use all commercially reasonable efforts to cause the Exchange Registration Statement to become effective under the Securities Act as soon as practicable, but no later than 180 days after the Closing Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. The
Company further agrees to use all commercially reasonable efforts to commence and complete the Exchange Offer promptly, but no later than 30 Business Days (or such longer period if required by the federal securities laws) after such registration statement has become effective, hold the Exchange Offer open for at least 20 Business Days and exchange Exchange Securities for all Registrable
Securities that have been properly tendered and not

                                        4

withdrawn on or prior to the expiration of the Exchange Offer. The Exchange
Offer shall be deemed to have been completed upon the earlier to occur of (i)
the Company having exchanged the Exchange Securities for all outstanding
Registrable Securities pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Securities for all
Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least
20 Business Days following the commencement of the Exchange Offer. The Company agrees (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Registration Statement effective for a period (the
"Resale Period") beginning when Exchange Securities are first issued in the
Exchange Offer and ending upon the earlier of the expiration of the 120th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities. With respect to such Exchange
Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Sections 6(a), (c), (d) and (e)
hereof.

          (b) If (i) the Company is not permitted to file the Exchange
Registration Statement or complete the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Exchange Offer has not been completed within 180 days plus 30 Business Days (or such longer period if required by the federal securities laws) following the Closing Date or
(iii) any holder of Registrable Securities notifies the Company prior to the
20th day following the consummation of the Exchange Offer that such holder (A)
is prohibited by law or Commission policy from participating in the Exchange
Offer, (B) may not resell the Exchange Securities without delivering a prospectus and the prospectus contained in the Exchange Registration Statement is not appropriate or available for such resales, or (C) is a broker-dealer and owns Exchange Securities acquired directly from the Company or an affiliate of the Company, then the Company shall, in lieu of (or, in the case of clause
(iii), in addition to) conducting the Exchange Offer contemplated by Section
2(a), use all commercially reasonable efforts to file under the Securities Act as soon as practicable, but no later than 60 days after the time such obligation to file arises, a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the
Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the "Shelf Registration" and such registration statement, the "Shelf Registration Statement"). The Company agrees to use all commercially reasonable efforts to cause the Shelf Registration
Statement to become or be declared effective no later than 150 days after the obligation to file such Shelf Registration Statement arises and to keep such
Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the Closing Date (or, if Rule 144(k) is amended, such lesser restrictive period as is then permitted) or such time as there are no longer any Registrable Securities outstanding, provided, however, that no holder shall be entitled to be named as a selling securityholder in the
Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder, and furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information with respect to such Electing Holder required under
Regulation S-K promulgated under the Securities Act as the Company may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein. No Electing Holder shall be entitled to Liquidated Damages pursuant to Section 2(c) hereof unless and until such Electing Holder shall

                                        5

have used its reasonable efforts to provide all such reasonably requested information. Each Electing Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Electing Holder not materially misleading. The Company further agrees to supplement or make amendments to the Shelf Registration
Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf
Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company agrees to furnish to each
Electing Holder copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

          (c) In the event that (i) the Company has not filed the Exchange
Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section
2(a) or 2(b), respectively, or (ii) such Exchange Registration Statement or
Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(a) or 2(b), respectively, or (iii) the Exchange Offer has not been completed within 30
Business Days after the effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration
Statement required by Section 2(a) or 2(b) hereof is filed and declared effective but shall thereafter cease to be effective or usable in connection with resales of the Securities (except as specifically permitted herein, including, with respect to any Shelf Registration Statement, during any Blackout
Period) without being succeeded immediately by a post-effective amendment to such registration statement that is declared effective and cures such failure or an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a
"Registration Default Period"), then, liquidated damages ("Liquidated Damages")
for such Registration Default, subject to the provisions of Section 9(b), shall accrue at an amount equal to a per week rate of $0.05 per $1,000 principal amount of Securities for the first 90 days of the Registration Default Period and shall increase by an additional per week rate of $0.05 per $1,000 principal amount of Securities with respect to each subsequent 90-day period until all
Registration Defaults have been cured, up to a maximum amount of Liquidated
Damages for all Registration Defaults of a per week rate of $0.20 per $1,000 principal amount of Securities; provided, however, that the Company shall in no event be required to pay Liquidated Damages (i) with respect to any Registrable
Securities for more than one Registration Default at any given time, (ii) with respect to any Shelf Registration Statement during any Blackout Period or (iii)
with respect to any Electing Holder returning the Notice and Questionnaire after the effective date of the Exchange Registration or Shelf Registration in accordance with Section 3(d)(iii).

          (d) The Company shall take all actions reasonably necessary to be taken it to ensure that the transactions contemplated herein are effected as so contemplated.

          (e) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a

                                        6

registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

          (f) Notwithstanding anything to the contrary herein, the Company, upon advising the holders of Registrable Securities, may suspend the use of the prospectus included in any Shelf Registration Statement in the event that and for a period of time (a "Blackout Period") not to exceed an aggregate of 60 days in any twelve-month period if (i) the Board of Supervisors of the Partnership determines that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Partnership or (ii) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and the Partnership's Board of Supervisors determines, in good faith, that any such disclosure would jeopardize the success of such transaction or that disclosure of such transaction is prohibited pursuant to the terms thereto;
provided that, upon the termination of such Blackout Period, the Company promptly shall advise the Purchasers that such Blackout Period has been terminated.

          (g) Each holder who participates in the Exchange Offer will be required to represent to the Company in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Securities acquired in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the person receiving such Exchange Securities, whether or not such recipient is such holder itself; (ii) neither such holder nor, to the actual knowledge of such holder, any other person receiving Exchange Securities from such holder is engaging in or intends to engage in a distribution of the
Exchange Securities; (iii) if such holder is not a broker-dealer, at the time of the consummation of the Exchange Offer neither such holder nor, to the actual knowledge of such holder, any other person receiving Exchange Securities from such holder has an arrangement or understanding with any person to participate in the distribution of the Exchange Securities in violation of the provisions of the Securities Act; (iv) neither the holder nor, to the actual knowledge of such holder, any other person is an "affiliate" (as defined in Rule 405) of the
Company or, if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf
Registration Statement in accordance with Section 3 hereof in order to have such holder's Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages in Section 2(c) hereof; and (v)
if such holder is a broker-dealer, such holder has acquired the Registrable
Securities as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act
(including, but not limited to, the prospectus delivery requirements thereunder)

          (h) The Exchange Offer shall be subject to the conditions that (i) the
Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company; (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer; (iv) each holder of Registrable Securities shall not have delivered notice to the Company prior to 90 days after the
Closing Date with respect to the Exchange Registration

                                        7

Statement that it is a Restricted Holder and (v) the conditions precedent to the
Company's obligations hereunder shall have been fulfilled.

          Section 3. Registration Procedures. If the Company files a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

          (a) At or before the Effective Time of the Exchange Registration or the Shelf Registration, as the case may be, the Company shall qualify the
     Indenture under the Trust Indenture Act.

          (b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (c) In connection with the Company's obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the
     "Exchange Registration"), if applicable, the Company shall, as soon as practicable (or as otherwise specified):

               (i) prepare and file with the Commission, as soon as practicable but no later than 90 days after the Closing Date, an Exchange
          Registration Statement on any form which may be utilized by the
          Company and which shall permit the Exchange Offer and resales of
          Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use all commercially reasonable efforts to cause such Exchange Registration Statement to become effective as soon as practicable thereafter, but no later than
          180 days after the Closing Date;

               (ii) as soon as practicable prepare and file with the Commission such amendments and supplements to such Exchange Registration
          Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration
          Statement for the periods and purposes contemplated in Section 2(a)
          hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such
          Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the
          Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

               (iii) promptly notify each broker-dealer that has requested or received copies of the prospectus included in such registration statement and, if requested by such broker-dealer, confirm such advice in writing, (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with

                                        8

          respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to such Exchange
          Registration Statement or prospectus or for additional information,
          (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time prior to the completion of the Exchange Offer the representations and warranties of the Company contemplated by Section
          5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) if at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the
          Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (iv) in the event that the Company would be required, pursuant to
          Section 3(c)(iii)(F) above, to notify any broker-dealers holding
          Exchange Securities, without unreasonable delay prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          each broker-dealer agrees that upon receipt of any notice from the
          Company pursuant to Section 3(c)(iii)(C) through (F) hereof, such broker-dealer shall forthwith discontinue the disposition of Exchange
          Securities pursuant to the Exchange Registration Statement until such broker-dealer shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, such broker-dealer shall deliver to the Company all copies of the prospectus covering such Exchange Securities then in such
          broker-dealers' possession for the purpose of making offers of
          Exchange Securities;

               (v) use all commercially reasonable efforts to obtain the
          withdrawal of any order suspending the effectiveness of such Exchange
          Registration Statement or any post-effective amendment thereto at the earliest practicable date;

               (vi) use all commercially reasonable efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as any holder of Registrable Securities shall reasonably request in

                                        9

          writing no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale
          Period and (C) take any and all other actions as may be reasonably necessary to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions under the securities laws or blue sky laws of such jurisdictions; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation or foreign partnership, as applicable, in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi),
          (2) consent to general service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if it is not already so subject or (3) make any changes to its certificate of limited partnership, certificate of incorporation, partnership agreement or by-laws or any agreement between it and its
          equityholders, as applicable;

               (vii) use all commercially reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange
          Registration, the Exchange Offer and the offering and sale of Exchange
          Securities by broker-dealers during the Resale Period;

               (viii) provide a CUSIP number for all Exchange Securities, not later than the applicable Effective Time;

               (ix) comply with all applicable rules and regulations of the
          Commission, and make generally available to its securityholders as soon as practicable but no later than eighteen months after the effective date of such Exchange Registration Statement, an earning statement of the Partnership and its subsidiaries complying with
          Section 11(a) of the Securities Act (including, at the option of the
          Company, Rule 158 thereunder).

          (d) In connection with the Company's obligations with respect to the
     Shelf Registration, if applicable, the Company shall, as soon as practicable (or as otherwise specified):

               (i) prepare and file with the Commission, as soon as practicable but in any case within the time periods specified in Section 2(b), a
          Shelf Registration Statement on any form which may be utilized by the
          Company and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders and use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as practicable but in any case within the time periods specified in Section 2(b);

                                       10

               (ii) not less than 30 days prior to the Effective Time of the
          Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Securities; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable
          Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, holders of Registrable
          Securities shall have at least 28 days from the date on which the
          Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company;

               (iii) after the Effective Time of the Shelf Registration
          Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and
          Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of
          Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company; the Company shall use all commercially reasonable efforts to name such Holder as a selling securityholder in the Shelf Registration Statement by means of a post-effective amendment or, if permitted by the Commission, by means of a Prospectus supplement to the Shelf Registration Statement; except that the Company shall have no obligation to pay Liquidated Damages to such Holder for the failure to have any post-effective amendment declared effective, and the Company will have no obligation to add
          Holders to the Shelf Registration Statement as selling securityholders more frequently that one time per every 30 calendar days;

               (iv) as soon as practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration
          Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission; provided, however, that none of the foregoing shall be required if holders of Registrable securities received a suspension notice notifying them not to dispose of such
          Registrable Securities (i) during any Blackout Period or (ii) pursuant to Section 3(d)(viii)(C) through (F) hereof;

               (v) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such
          Shelf Registration Statement;

                                       11

               (vi) provide (A) the Electing Holders, (B) the underwriters
          (which term, for purposes of this Exchange and Registration Rights
          Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) any sales or placement agent therefor, (D) counsel for any such underwriter or agent and (E) not more than one counsel for all the Electing Holders the opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

               (vii) for a reasonable period prior to the filing of such Shelf
          Registration Statement, and throughout the period specified in Section
          2(b) hereof, make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) hereof who shall certify to the Company that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and other information and books and records of the
          Company, and reasonably cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 3(d)(vi), to conduct a reasonable investigation within the meaning of Section 11 of the
          Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records considered by the Company in good faith as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Shelf Registration Statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required, as determined by the Company in good faith and its counsel, to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf
          Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (viii) promptly notify each of the Electing Holders, any sales or placement agent therefor and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) and, if requested by such Electing Holders, agents or underwriters, confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such

                                       12

          Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the
          Commission of any stop order suspending the effectiveness of such
          Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the
          Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration
          Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust
          Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (ix) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

               (x) if requested by any managing underwriter or underwriters, any placement or sales agent or any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Electing Holder may reasonably propose should be included therein relating to the terms of the sale of such Registrable
          Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder or agent or to any underwriters, the name and description of such Electing
          Holder, agent or underwriter, the offering price of such Registrable
          Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (xi) furnish to each Electing Holder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(vi) a copy of such
          Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such

                                       13

          Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder, agent or underwriter, as the case may be) and of the prospectus included in such Shelf Registration Statement
          (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder, offered or sold by such agent or underwritten by such underwriter and to permit such Electing Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the
          Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the
          Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

               (xii) use commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Shelf
          Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under
          Section 2(b) above and for so long as may be necessary to enable any such Electing Holder, agent or underwriter to complete its distribution of Securities pursuant to such Shelf Registration
          Statement and (C) take any and all other actions as may be reasonably necessary to enable each such Electing Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions under the securities laws or blue sky laws of such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation or foreign partnership, as applicable, in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if it is not already so subject, or
          (3) make any changes to its certificate of limited partnership, certificate of incorporation, partnership agreement or by-laws or any agreement between it and its equityholders, as applicable;

               (xiii) use commercially reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or

                                       14

          sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their
          Registrable Securities;

               (xiv) unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may reasonably request at least two business days prior to any sale of the Registrable Securities;

               (xv) provide a CUSIP number for all Registrable Securities, not later than the applicable Effective Time;

               (xvi) in connection with an underwritten offering of Registrable
          Securities, enter into one or more underwriting agreements, engagement letters, agency agreements, "best efforts" underwriting agreements or similar agreements, as appropriate, including customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as any Electing Holders aggregating at least a majority in aggregate principal amount of the Registrable
          Securities at the time outstanding shall reasonably request in order to expedite or facilitate the disposition of such Registrable
          Securities;

               (xvii) in connection with any underwritten offering of
          Registrable Securities pursuant to a Shelf Registration, to the extent reasonably requested by the underwriters thereof, (A) make such representations and warranties to the Electing Holders and the underwriters thereof in form, substance and scope as are customarily made in primary underwritten offerings of debt securities that are substantially the same as those called for by the Purchase Agreement;
          (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion in primary underwritten offerings as the underwriters thereof may reasonably request, addressed to such underwriters thereof and dated the effective date of such Shelf Registration Statement and the date of the closing under the underwriting agreement relating thereto covering the matters customarily covered in opinions requested in primary underwritten offerings of debt securities (it being understood that the matters to be covered by such opinion may be subject to customary qualifications and exceptions and it being understood that opinions that are substantially the same as those called for by the
          Purchase Agreement will be satisfactory for these purposes); (C)
          obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the underwriters thereof, dated (i) the effective date of such Shelf
          Registration Statement and (ii) the effective date of any prospectus supplement to the

                                       15

          prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such Shelf Registration Statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such Shelf Registration
          Statement or post-effective amendment to such Shelf Registration
          Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the underwriters thereof to evidence the accuracy of the representations and warranties made pursuant to clause
          (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;

               (xviii) notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this
          Exchange and Registration Rights Agreement pursuant to Section 9(h)
          hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be; and

               (xix) comply with all applicable rules and regulations of the
          Commission, and make generally available to its securityholders as soon as practicable but in any event not later than eighteen months after the effective date of such Shelf Registration Statement, an earning statement of the Partnership and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

          (e) In the event that the Company would be required, pursuant to
     Section 3(d)(viii)(F) above, to notify the Electing Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall, without unreasonable delay, prepare and furnish to each of the Electing Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(d)(viii)(F) hereof, such Electing
     Holder

                                       16

     shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable
     Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such
     Electing Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Electing Holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

          (f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder's intended method of distribution of Registrable
     Securities as may be required in order to comply with the Securities Act.
     Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf
     Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (g) Until the expiration of two years after the Closing Date (or if
     Rule 144(k) is amended, such lesser restrictive period as is then permitted), the Company will not, and will not permit any of its
     "affiliates" (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

          Section 4. Registration Expenses. The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company's performance of or compliance with this Exchange and Registration Rights
Agreement, including (a) all Commission and any NASD registration, filing and review fees and expenses including fees and disbursements of one counsel for the placement or sales agent or underwriters as a group in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the state securities and blue sky laws referred to in Sections 3(c)(vi) and 3(d)(xii)
hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may reasonably designate, but not including any fees and disbursements of counsel for the Electing Holders or underwriters in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration

                                       17

statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing any required underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (d) messenger, telephone and delivery expenses incurred by the Company, its counsel and its auditors relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the
Company's officers and employees performing legal or accounting duties), (g)
fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance),
(h) fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing
Holders of at least a majority in aggregate principal amount of the Registrable
Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (i) any fees charged by securities rating services for rating the Securities, and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are reasonably incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the
Registrable Securities being registered shall pay all agency fees and commissions, transfer taxes, if any, and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

          Section 5. Representations and Warranties. The Company represents and warrants to, and agrees with, each Purchaser and each of the holders from time to time of Registrable Securities that:

          (a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(d) or Section 3(c) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of
     Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the
     rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders of
     Registrable Securities pursuant to

                                       18

     Section Section 3(c)(iii)(F) or 3(d)(viii)(F) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to
     Section 3(c)(iv) or Section 3(e) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable
     Securities expressly for use therein.

          (b) Any documents incorporated by reference in any prospectus referred to in section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities
     Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities expressly for use therein.

          (c) The compliance by the Company with all of the provisions of this
     Exchange and Registration Rights Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary of the
     Company is a party or by which the Company or any subsidiary of the Company is bound or to which any of the property or assets of the Company or any subsidiary of the Company is subject, nor will such action result in any material violation of the provisions of the certificate of limited partnership or the partnership agreement of the Partnership or the certificate of incorporation, as amended, or the by-laws of the Finance
     Corp. or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership or the
     Finance Corp. or any subsidiary of the Partnership or the Finance Corp. or any of their properties; and no material consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Exchange and Registration Rights
     Agreement, except the registration under the Securities Act of the
     Securities, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offering and distribution of the Securities.

                                       19

          (d) This Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

          Section 6. Indemnification. (a) Indemnification by the Company. The
Partnership and Finance Corp., jointly and severally, will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange
Registration Statement, each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such
Registrable Securities against any losses, claims, damages or liabilities, joint or several, to which such holder, agent or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any
Exchange Registration Statement or Shelf Registration Statement, as the case may be, under which such Registrable Securities were registered under the Securities
Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such holder, Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder, such Electing Holder, such agent and such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Partnership nor
Finance Corp. shall be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein and, provided further, that the neither the
Partnership nor Finance Corp. shall be liable to any such person, to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission if either (i)(A) such person was required by law to send or deliver, and failed to send or deliver, a copy of the prospectus with or prior to delivery of written confirmation of the sale by such person to the person asserting the claims from which such losses, claims damages or liabilities arise and (B) the prospectus previously delivered by the Company to such person would have corrected such untrue statement or alleged untrue statement or omission or alleged omission, (ii)(A) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment to the prospectus and (B) having been previously furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such person failed to send or deliver a copy of such amendment to the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting the claim from which such losses, claims, damages or liabilities arise or (iii) (A) such person disposed of Registrable Securities to the person asserting the claim from which such losses, claims, damages or liabilities arise pursuant to an Exchange
Registration Statement or Shelf Registration Statement and sent or delivered, or was required by law to send or deliver, a prospectus to such person in connection with such disposition, (B) such person received a suspension notice as provided in Sections 3(c)(iii)(C) through (F) hereof, Sections 3(d)(viii)(C)
through (F) hereof or of any Blackout Period with respect to any Shelf
Registration Statement, in writing at least one Business Day (four Business Days before settlement) prior to

                                       20

the date of such disposition and (C) such untrue statement or alleged untrue statement or omission or alleged omission was the reason for such suspension notice.

          (b) Indemnification by the Holders and any Agents and Underwriters.
Each Electing Holder of Registrable Securities included in any registration statement filed pursuant to Section 2(b) hereof and each underwriter who participates in any offering or sale of such Registrable Securities, severally and not jointly, will (i) indemnify and hold harmless the Partnership, Finance
Corp. and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Partnership, Finance Corp. or such other holders of Registrable Securities may become subject, under the Securities
Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such
Electing Holder or underwriter expressly for use therein, and (ii) reimburse the
Partnership and Finance Corp. for any legal or other expenses reasonably incurred by the Partnership and Finance Corp. in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder's Registrable Securities pursuant to such registration.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be

                                       21

sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable
Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' and any underwriters' obligations in this
Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

          (e) The obligations of the Partnership and Finance Corp. under this
Section 6 shall be in addition to any liability which the Partnership and
Finance Corp. may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, agent and underwriter and each person, if any, who controls any holder, agent or

                                       22

underwriter within the meaning of the Securities Act; and the obligations of the holders and any agents or underwriters contemplated by this Section 6 shall be in addition to any liability which the respective holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to the
General Partner, to each officer and member of the Board of Supervisors of the
Partnership or Board of Directors of the Finance Corp. and to each person, if any, who controls either the Partnership or the Finance Corp. within the meaning of the Securities Act.

          Section 7. Underwritten Offerings. (a) Selection of Underwriters. If
any of the Registrable Securities covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.

          (b) Participation by Holders. Each holder of Registrable Securities hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          Section 8. Rule 144. The Company covenants to the holders of
Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under
Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c) (1) of
Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder's sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

          Section 9. Miscellaneous. (a) No Inconsistent Agreements. The Company
represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this
Exchange and Registration Rights Agreement.

          (b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this

                                       23

Exchange and Registration Rights Agreement in accordance with the terms and conditions of this Exchange and Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction; provided that in the case of any terms of this Exchange and Registration Rights Agreement for which
Liquidated Damages pursuant to Section 2(c) hereof is expressly provided as a remedy of a violation of such terms, such Liquidated Damages shall be the sole monetary damages for such violation.

          (c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 240 Route 10 West, Whippany, NJ 07981, Attention: General Counsel, and if to
a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (d) Parties in Interest. All the terms and provisions of this Exchange and Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Exchange and Registration
Rights Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Exchange and Registration Rights Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

          (e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Exchange and Registration
Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the
Purchase Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

          (f) Governing Law. This Exchange and Registration Rights Agreement
shall be governed by and construed in accordance with the laws of the State of
New York.

          (g) Headings. The descriptive headings of the several Sections and paragraphs of this Exchange and Registration Rights Agreement are inserted for convenience

                                       24

only, do not constitute a part of this Exchange and Registration Rights
Agreement and shall not affect in any way the meaning or interpretation of this
Exchange and Registration Rights Agreement.

          (h) Entire Agreement; Amendments. This Exchange and Registration
Rights Agreement and the other writings referred to herein (including the
Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Exchange and Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Exchange and Registration Rights Agreement may be amended and the observance of any term of this Exchange and Registration Rights
Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding. Each holder of any
Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

          (i) Inspection. For so long as this Exchange and Registration Rights
Agreement shall be in effect, this Exchange and Registration Rights Agreement and a complete list of the names and addresses of all the holders of Registrable
Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable
Securities under the Securities, the Indenture and this Agreement) at the offices of the Company at the address thereof set forth in Section 9(c) above and at the office of the Trustee under the Indenture.

          (j) Counterparts. This agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                       25

          If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the
Partnership and Finance Corp.

                                        Very truly yours,

                                        SUBURBAN PROPANE PARTNERS, L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SUBURBAN ENERGY FINANCE CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted as of the date hereof.

Wachovia Capital Markets, LLC
Goldman, Sachs & Co.
ABN AMRO Incorporated
Calyon Securities (USA) Inc.
Citigroup Global Markets Inc.
NatCity Investments, Inc.

Acting on behalf of themselves and the several
        Initial Purchasers named above.

WACHOVIA CAPITAL MARKETS, LLC

----------------------------------------
Name:
Title:

GOLDMAN, SACHS & CO.

----------------------------------------
         (Goldman, Sachs & Co.)

                                                                       Exhibit A

                         Suburban Propane Partners, L.P.
                          Suburban Energy Finance Corp.

                         INSTRUCTION TO DTC PARTICIPANTS

                                (Date of Mailing)

                     URGENT - IMMEDIATE ATTENTION REQUESTED

                         DEADLINE FOR RESPONSE: [DATE] *

          The Depository Trust Company ("DTC") has identified you as a DTC
Participant through which beneficial interests in the Suburban Propane Partners,
L.P. and Suburban Energy Finance Corp. (together, the "Company") 6.875% Senior
Notes due 2013 (the "Securities") are held.

          The Company is in the process of registering the Securities under the
Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and
Selling Securityholder Questionnaire.

          It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the
Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the
Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact Suburban Propane
Partners, L.P., Suburban Energy Finance Corp., 240 Route 10 West, Whippany, NJ
07981, Attention: General Counsel.

----------
*    Not less than 28 days from date of mailing.

                                    Exh. A-1

                         Suburban Propane Partners, L.P.
                          Suburban Energy Finance Corp.

                        Notice of Registration Statement
                                       and
                      Selling Securityholder Questionnaire

                                     (Date)

          Reference is hereby made to the Exchange and Registration Rights
Agreement (the "Exchange and Registration Rights Agreement") between Suburban
Propane Partners, L.P. and Suburban Energy Finance Corp. (together, the
"Company") and the Purchasers named therein. Pursuant to the Exchange and
Registration Rights Agreement, the Company has filed with the United States
Securities and Exchange Commission (the "Commission") a registration statement on Form S-[ ] (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities
Act"), of the Company's 6.875% Senior Notes (the "Securities"). A copy of the
Exchange and Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

          Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration
Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire")
must be completed, executed and delivered to the Company's counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response].
Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use
the Prospectus forming a part thereof for resales of Registrable Securities.

          Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.
Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration
Statement and related Prospectus.

          The term "Registrable Securities" is defined in the Exchange and
Registration Rights Agreement.

                                    Exh. A-2

                                    ELECTION

          The undersigned holder (the "Selling Securityholder") of Registrable
Securities hereby elects to include in the Shelf Registration Statement the
Registrable Securities beneficially owned by it and listed below in item (6).
The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration
Rights Agreement, including, without limitation, Section 6 of the Exchange and
Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

          Upon any sale of Registrable Securities pursuant to the Shelf
Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth in Appendix A to the
Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

          The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                    Exh. A-3

                                  QUESTIONNAIRE

(1)  (a)  Full Legal Name of Selling Securityholder:

     (b)  Full Legal Name of Registered Holder (if not the same as in (a) above)
          of Registrable Securities Listed in Item (3) below:

     (c)  Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in item (3)
          below are Held:

(2)  Address for Notices to Selling Securityholder:

          ______________________________

          ______________________________

          ______________________________

          Telephone:        ______________________________

          Fax:              ______________________________

          Contact Person:   ______________________________

(3)  Is the Selling Securityholder a broker-dealer?

          Yes [_]   No [_]

(4)  Is the Selling Securityholder an affiliate of a broker-dealer?

          Yes [_]   No [_]

(5)  If the Selling Securityholder is an affiliate of a broker-dealer, will the
     Selling Securityholder certify that the Registrable Securities were bought in the ordinary course of business, and at the time of the purchase of the
     Registrable Securities to be resold, no agreements or understandings, directly or indirectly, with any person to distribute the Registrable
     Securities existed?

          Yes [_]   No [_]

(6)  Beneficial Ownership of Securities:

     Except as set forth below in this Item (6), the undersigned does not beneficially own any Securities.

     (a)  Principal amount of Registrable Securities beneficially owned:

     ___________________________________________________________________________

                                    Exh. A-4

     Title and CUSIP No(s). of such Registrable Securities:

     ___________________________________________________________________________

     (b)  Principal amount of Securities other than Registrable Securities beneficially owned:

     ___________________________________________________________________________

     Title and CUSIP No(s). of such other Securities:

     ___________________________________________________________________________

     (c)  Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

     Title and CUSIP No(s). of such Registrable Securities to be, included in the Shelf Registration Statement:

     _____________________________________________________

(7)  Beneficial Ownership of Other Securities of the Company:

     Except as set forth below in this Item (7), the undersigned Selling
     Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item
     (6).

     State any exceptions here:

(8)  Relationships with the Company:

     Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

     State any exceptions here:

(9)  Plan of Distribution:

     Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (6) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered
     Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or

                                    Exh. A-5

     services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the
     Registrable Securities in the course of hedging the positions they assume.
     The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

     State any exceptions here:

     By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

     In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (6) above after the date on which such information is provided to the Company, the Selling
     Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

     By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9)
     above and the inclusion of such information in the Shelf Registration
     Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

     In accordance with the Selling Securityholder's obligation under Section
     3(f) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf
     Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

          (i)  To the Company:

               Suburban Propane Partners, L.P.,
               Suburban Energy Finance Corp.,
               Route 10 West
               Whippany, NJ 07981
               Attn: General Counsel

                                    Exh. A-6

          (ii) With a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue,
               New York, NY 10153
               Attn: Todd Chandler, Esq.

     Once this Notice and Questionnaire is executed by the Selling
     Securityholder and received by the Company's counsel, the terms of this
     Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling
     Securityholder and listed in Item (6) above). This Agreement shall be governed in all respects by the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: __________________________

                                       -----------------------------------------
                                       Selling Securityholder
                                       (Print/type full legal name of beneficial
                                       owner of Registrable Securities)

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON
OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY'S COUNSEL AT:

          (i)  To the Company:

               Suburban Propane Partners, L.P.,
               Suburban Energy Finance Corp.,
               Route 10 West
               Whippany, NJ 07981
               Attn: General Counsel

                                    Exh. A-7

          (ii) With a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue,
               New York, NY 10153
               Attn: Todd Chandler, Esq.

                                    Exh. A-8

                                                                       Exhibit B

              NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York
Suburban Propane Partners, L.P.,
Suburban Energy Finance Corp.
c/o The Bank of New York
101 Barclay Street, Fl. 8W
New York, New York 10286

Attention: Corporate Trust Division

          Re: Suburban Propane Partners, L.P.,
              Suburban Energy Finance Corp. (together, the "Company")
              6.875% Senior Notes due 2013

Dear Sirs:

          Please be advised that _________________________________ has transferred $_____________ aggregate principal amount of the above-referenced
Notes pursuant to an effective Registration Statement on Form S-[ ] (File No.
333- _____________) filed by the Company.

          We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a "Selling Holder" in the
Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such
Prospectus opposite such owner's name.

Dated:

                                       Very truly yours,

                                       -----------------------------------------
                                       (Name)

                                       By:
                                           -------------------------------------
                                           (Authorized Signature)

                                    Exh. B-1